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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2003

Sepracor Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19410 (Commission File Number)	22-2536587 (I.R.S. Employer Identification No.)
84 Waterford Drive, Marlborough, MA (Address of principal executive Offices)		01752 (Zip Code)

Registrant's telephone number, including area code: (508) 481-6700

N/A

Former name or former address, if changed since last report

Item 5. Other Events.

        On June 3, 2003, Sepracor Inc. announced the call for redemption on July 10, 2003, of all its outstanding 7% Convertible Subordinated Debentures due 2005 ("Debentures"). Debentures in an aggregate principal amount of $111,870,000 were outstanding as of June 3, 2003. A copy of the press release relating to such announcement is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

        See Exhibit Index attached hereto.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2003	SEPRACOR INC.
	By:	/s/ ROBERT F. SCUMACI Robert F. Scumaci Executive Vice President, Finance and Administration and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 3, 2003

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SIGNATURE
EXHIBIT INDEX